n e w s r e l e a s e

Exhibit 99.2

Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Second Quarter 2023 Financial Results;
Affirms Full Year 2023 Adjusted EPS Guidance

•Reports 2Q23 earnings per share (EPS) of $7.66 on a GAAP basis, Adjusted EPS of $8.94; reports YTD 2023 EPS of $17.54 on a GAAP basis, $18.32 on an Adjusted basis
•Revises FY 2023 EPS guidance to 'at least $26.91' on a GAAP basis, affirms FY 2023 Adjusted EPS of 'at least $28.25'
•Raises 2023 individual Medicare Advantage membership growth by 50,000 to 'approximately 825,000', or 18 percent growth over FY 2022 ending membership, meaningfully higher than industry growth
•Highlights stabilizing Medicare Advantage utilization environment based on most recent claims activity; affirms FY 2023 Insurance segment benefit expense ratio guidance range of 86.3% to 87.3%
LOUISVILLE, KY (August 2, 2023) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and diluted earnings per share (EPS) for the quarter ended June 30, 2023 (2Q23) versus the quarter ended June 30, 2022 (2Q22) and for the six months ended June 30, 2023 (YTD 2023) versus the six months ended June 30, 2022 (YTD 2022) as noted in the tables below.

Consolidated income before income taxes and equity in net earnings (pretax results) In millions	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
Generally Accepted Accounting Principles (GAAP)	$1,262	$1,122	$2,876	$2,342
Amortization associated with identifiable intangibles	16	18	34	36
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	53	(8)	107	(29)
Transaction and integration costs	4	36	(48)	53
Change in fair market value of publicly-traded equity securities	—	62	(1)	170
Impact of exit of employer group commercial medical products business	45	15	(37)	(22)
Accrual related to certain anticipated litigation expenses	90	—	90	—
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—	203	—	203
Adjusted (non-GAAP)	$1,470	$1,448	$3,021	$2,753

Diluted earnings per share (EPS)	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	$7.66	$5.48	$17.54	$12.77
Amortization associated with identifiable intangibles	0.13	0.14	0.27	0.28
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.43	(0.06)	0.85	(0.23)
Transaction and integration costs	0.03	0.28	(0.38)	0.42
Change in fair market value of publicly-traded equity securities	—	0.48	(0.01)	1.33
Impact of exit of employer group commercial medical products business	0.35	0.11	(0.30)	(0.17)
Accrual related to certain anticipated litigation expenses	0.72	—	0.72	—
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—	1.60	—	1.60
Tax provision related to the then-pending sale of Kindred at Home's Hospice and Personal Care divisions	—	1.31	—	1.31
Tax impact of non-GAAP adjustments	(0.38)	(0.58)	(0.37)	(0.74)
Adjusted (non-GAAP)	$8.94	$8.76	$18.32	$16.57
For comparative purposes, the 2Q22 and YTD 2022 reconciliations noted in the preceding tables have been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. Additionally, 2Q22 and YTD 2022 per share impacts have been recast to disclose the pretax per share impact of each adjustment, followed by a cumulative tax impact. Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as additional reconciliations.

"The strength of Humana’s fundamentals continues to be shown in our results, including delivering second quarter Adjusted EPS of $8.94 and affirmation of our full year 2023 Adjusted EPS guidance of 'at least $28.25',” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. "The strong growth of our individual Medicare Advantage business, now anticipated to grow by approximately 825,000 members in 2023 and reflecting an 18 percent growth rate, gives us further confidence in our ability to deliver strong earnings growth in the future, while continuing to advance our strategy including scaling our CenterWell capabilities in primary care, home health, and pharmacy. We're also pleased with our continued organic growth in Medicaid, with the recent announcements of awards in Indiana and Oklahoma. In all, we remain committed to our mid-term Adjusted EPS target of $37 in 2025."
Please refer to the tables above, as well as the consolidated and segment highlight sections that follow for additional discussion of the factors impacting the year-over-year comparisons.
In addition, a summary of key consolidated and segment statistics comparing 2Q23 to 2Q22 and YTD 2023 to YTD 2022 follows.
Prior period segment financial information has been recast to conform to Humana's recently revised segment presentation, as disclosed as part of the company's fourth quarter 2022 earnings press release dated February 1, 2023. Additionally, 2Q22 and YTD 2022 Adjusted metrics have also been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023.

Humana Inc. Summary of Results ($ in millions, except per share amounts)	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
CONSOLIDATED
Revenues	$26,747	$23,662	$53,489	$47,632
Revenues - Adjusted (non-GAAP)	$25,733	$22,540	$51,385	$45,402
Pretax results	$1,262	$1,122	$2,876	$2,342
Pretax results - Adjusted (non-GAAP)	$1,470	$1,448	$3,021	$2,753
EPS	$7.66	$5.48	$17.54	$12.77
EPS - Adjusted (non-GAAP)	$8.94	$8.76	$18.32	$16.57
Benefits expense ratio	86.3%	85.8%	85.9%	86.1%
Benefits expense ratio - Adjusted (non-GAAP)	86.1%	85.7%	86.0%	86.2%
Operating cost ratio	11.8%	13.4%	11.5%	12.7%
Operating cost ratio - Adjusted (non-GAAP)	11.2%	12.2%	11.0%	11.9%
Operating cash flows			$9,863	$1,261
Operating cash flows - Adjusted (non-GAAP) (e)			$2,861	$1,261
Parent company cash and short term investments			$1,109	$800
Debt-to-total capitalization			41.0%	45.3%
Days in Claims Payable (DCP)	42.6	46.0

INSURANCE SEGMENT
Revenues	$25,875	$22,532	$51,778	$45,499
Revenues - Adjusted (non-GAAP)	$24,861	$21,348	$49,675	$43,099
Benefits expense ratio	86.8%	86.1%	86.4%	86.5%
Benefits expense ratio - Adjusted (non-GAAP)	86.6%	86.0%	86.5%	86.6%
Operating cost ratio	9.9%	9.4%	9.6%	9.2%
Operating cost ratio - Adjusted (non-GAAP)	9.2%	8.8%	9.1%	8.7%
Income from operations	$1,031	$1,107	$2,358	$2,103
Income from operations - Adjusted (non-GAAP)	$1,172	$1,127	$2,422	$2,091

CENTERWELL SEGMENT
Revenues	$4,530	$4,527	$9,035	$8,892
Operating cost ratio	92.6%	91.1%	92.1%	90.8%
Income from operations	$287	$358	$617	$728
Income from operations - Adjusted (non-GAAP) (f)	$337	$402	$716	$819

Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as reconciliations.

2023 Earnings Guidance
Humana revised its GAAP EPS guidance for the year ending December 31, 2023 (FY 2023) to 'at least $26.91' from 'at least $27.88', while affirming its Adjusted EPS guidance of 'at least $28.25'. The Adjusted EPS guidance reflects a $0.25 increase from the initial guidance of 'at least $28.00', issued as part of the company's fourth quarter 2022 earnings release.
Additional FY 2023 guidance points are included on page 19 of this earnings release.

Diluted earnings per common share	FY 2023 Guidance (g)	FY 2022
GAAP	at least $26.91	$22.08
Amortization of identifiable intangibles	0.53	0.64
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.85	0.53
Transaction and integration costs	(0.38)	0.83
Change in fair market value of publicly-traded equity securities	(0.01)	0.97
Impact of exit of employer group commercial medical products business	0.17	0.84
Accrual related to certain anticipated litigation expenses	0.72	—
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—	3.72
Net gain on the sale of Kindred at Home's (KAH) Hospice and Personal Care divisions (KAH Hospice)	—	(1.86)
Tax impact of non-GAAP adjustments	(0.54)	(1.87)
Adjusted (non-GAAP) – FY 2023 projected; FY 2022 reported	at least $28.25	$25.88
For comparative purposes, the FY 2022 reconciliation noted in the preceding table has been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as additional reconciliations.

Humana Consolidated Highlights

Humana Inc. Summary of Results ($ in millions, except per share amounts)	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
CONSOLIDATED
Revenues	$26,747	$23,662	$53,489	$47,632
Revenues - Adjusted (non-GAAP)	$25,733	$22,540	$51,385	$45,402
Pretax results	$1,262	$1,122	$2,876	$2,342
Pretax results - Adjusted (non-GAAP)	$1,470	$1,448	$3,021	$2,753
EPS	$7.66	$5.48	$17.54	$12.77
EPS - Adjusted (non-GAAP)	$8.94	$8.76	$18.32	$16.57
Benefits expense ratio	86.3%	85.8%	85.9%	86.1%
Benefits expense ratio - Adjusted (non-GAAP)	86.1%	85.7%	86.0%	86.2%
Operating cost ratio	11.8%	13.4%	11.5%	12.7%
Operating cost ratio - Adjusted (non-GAAP)	11.2%	12.2%	11.0%	11.9%
Operating cash flows			$9,863	$1,261
Operating cash flows - Adjusted (non-GAAP) (e)			$2,861	$1,261
Parent company cash and short term investments			$1,109	$800
Debt-to-total capitalization			41.0%	45.3%
Days in Claims Payable (DCP)	42.6	46.0
Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as reconciliations.
Consolidated Revenues
The favorable year-over-year quarter and YTD GAAP consolidated revenues comparisons were primarily driven by the following factors:
•individual Medicare Advantage and state-based contracts membership growth; and
•higher per member individual Medicare Advantage premiums.
These increases were partially offset by the following:
•the phase-out of COVID-19 sequestration relief in 2022,
•the anticipated decline in year-over-year membership associated with the company's group commercial medical, group Medicare Advantage and stand-alone PDP products, and
•the impact of the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice that was completed in August 2022.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated revenues for the respective periods.
Consolidated Benefits Expense
The year-over-year quarterly increase in the GAAP ratio reflects the following factors:

•investments in the benefit design of the company's products for 2023,
•higher Medicare Advantage utilization trends in 2Q23 as previously discussed, and
•the impact of continued strong individual Medicare Advantage growth following the Annual Election Period (AEP), including a higher-than-expected proportion of age-ins, which typically have a higher benefits expense ratio initially than the average new member.
These increases were partially offset by the following:
•increased individual Medicare Advantage premium yield,
•higher favorable prior period medical claims reserve development (Prior Period Development) in 2Q23, and
•lower COVID-19 inpatient utilization in 2Q23, and corresponding decrease in average unit cost given the additional 20 percent payment on these admissions during the Public Health Emergency (PHE).
The year-over-year YTD decrease in the GAAP ratio reflects the following factors:
•increased individual Medicare Advantage premium yield,
•lower COVID-19 inpatient utilization in YTD 2023, and corresponding decrease in average unit cost given the additional 20 percent payment on these admissions during the PHE, and
•higher favorable Prior Period Development in YTD 2023.
These decreases were partially offset by investments in the benefit design of the company's products for 2023, higher Medicare Advantage utilization trends experienced in 2Q23, and higher-than-expected individual Medicare Advantage membership growth, including a greater proportion of age-ins.
Furthermore, the 2Q23 and YTD 2023 ratios continue to reflect a shift in line of business mix, with growth in individual Medicare Advantage and state-based contracts and other membership, which can carry a higher benefits expense ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated benefits expense ratio for the respective periods.
Prior Period Medical Claims Reserve Development (Prior Period Development)

Consolidated Favorable Prior Period Development $ in millions Basis points (bps)	First Quarter	Second Quarter	YTD
Prior Period Development from prior years recognized in 2023 (includes favorable development related to employer group commercial business - $23 million in 1Q; unfavorable development of $20 million in 2Q)	$522	$232	$754
Decrease to GAAP benefits expense ratio	(200 bps)	(90 bps)	(150 bps)
Prior Period Development from prior years recognized in 2022 (includes favorable development related to employer group commercial business - $32 million in 1Q; unfavorable development of $2 million in 2Q)	$360	$37	$397
Decrease to GAAP benefits expense ratio	(160 bps)	(20 bps)	(90 bps)

Consolidated Operating Expenses
The quarter and YTD decreases in the GAAP consolidated operating cost ratio from the respective periods in 2022 primarily related to the following:
•the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice in August 2022; the business had a significantly higher operating cost ratio than the company's historical consolidated operating cost ratio,
•scale efficiencies associated with growth in the company's individual Medicare Advantage membership, and
•the impact of initiatives related to the previously-disclosed value creation plan, including $203 million of charges in 2Q22 and YTD 2022 primarily related to asset and software impairment and abandonment. The impact of the impairment and abandonment charges was not allocated to the segments.
These factors were partially offset by the following:
•an increase in commissions for brokers related to the significant individual Medicare Advantage membership growth in 2023,
•the favorable impact to revenues in 2022 as a result of sequestration relief, and
•accrual related to certain anticipated litigation expenses in 2Q23.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated operating cost ratio for the respective periods.
Balance sheet
•Days in claims payable (DCP) of 42.6 days at June 30, 2023 represented an increase of 1.4 days from 41.2 days at March 31, 2023, and a decrease of 3.4 days from 46.0 days at June 30, 2022.

The 3.4-day year-over-year decrease was primarily driven by higher fee-for-service claims expense per day in 2Q23 due to the COVID related disruption in utilization in 2022, coupled with a change in processed claims inventory.
•Humana's debt-to-total capitalization at June 30, 2023 decreased 10 basis points to 41.0 percent from 41.1 percent at March 31, 2023 primarily resulting from the impact of 2Q23 net earnings, partially offset by the net issuance of commercial paper.
Operating cash flows
YTD 2023 GAAP operating cash flows were significantly impacted by the timing of the premium payment from CMS. The company received its $7.0 billion July 2023 Medicare premium payment early in June 2023. This resulted in seven payments being received in YTD 2023 compared to only six received in YTD 2022.
Additionally, the year-over-year GAAP comparison reflected the 2023 receipt of the CMS mid-year settlement in June 2023, while the 2022 CMS mid-year settlement was not received until July 2022.
The year-over-year comparison in operating cash flows further reflected higher earnings in YTD 2023 compared to YTD 2022, and excluding the impact of items noted above, was partially offset by the negative impact of working capital items.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) operating cash flows for the respective periods.

Share repurchases

YTD 2023
Total number of shares repurchased	1,218,600
Average price paid per share	$488.12
Remaining repurchase authorization as of August 1, 2023	$2.2 billion
*Under Rule 10b5-1, the company began initiating open market repurchases in March 2023 as part of the Board of Directors' February 2023 $3.0 billion stock repurchase authorization.
Humana’s Insurance Segment
This segment is comprised of insurance products serving Medicare and state-based contract beneficiaries, as well as individuals and employers. The segment also includes the company's Pharmacy Benefit Manager, or PBM, business.

Insurance Segment Results $ in millions	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
Revenues	$25,875	$22,532	$51,778	$45,499
Revenues - Adjusted (non-GAAP)	$24,861	$21,348	$49,675	$43,099
Benefits expense ratio	86.8%	86.1%	86.4%	86.5%
Benefits expense ratio - Adjusted (non-GAAP)	86.6%	86.0%	86.5%	86.6%
Operating cost ratio	9.9%	9.4%	9.6%	9.2%
Operating cost ratio - Adjusted (non-GAAP)	9.2%	8.8%	9.1%	8.7%
Income from operations	$1,031	$1,107	$2,358	$2,103
Income from operations - Adjusted (non-GAAP)	$1,172	$1,127	$2,422	$2,091
The Adjusted (non-GAAP) metrics represent the exclusion of the company's employer group commercial medical products business as a result of the company's announcement on February 23, 2023 to exit the business; 2Q22 and YTD 2022 Adjusted metrics have also been recast to exclude the impact of the exit. Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as reconciliations.
Insurance Segment Revenues:
The year-over-year quarter and YTD increases in Insurance segment GAAP revenues primarily reflect the following items:
•individual Medicare Advantage and state-based contracts membership growth; and
•higher per member individual Medicare Advantage premiums.
These factors were partially offset by the following:
•the phase-out of COVID-19 sequestration relief in 2022; and
•the anticipated decline in year-over-year membership associated with the company's group commercial medical, group Medicare Advantage and stand-alone PDP products.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) segment revenues for the respective periods.
Insurance Segment Benefits Expense:
The increase in the GAAP ratio from 2Q22 to 2Q23 reflects the following:

•investments in the benefit design of the company's products for 2023,
•higher Medicare Advantage utilization trends in 2Q23 as previously discussed, and
•the impact of continued strong individual Medicare Advantage growth following the AEP, including a higher-than-expected proportion of age-ins, which typically have a higher benefits expense ratio initially than the average new member.
These increases were partially offset by the following:
•increased individual Medicare Advantage premium yield,
•higher favorable Prior Period Development in 2Q23, and
•lower COVID-19 inpatient utilization in 2Q23, and corresponding decrease in average unit cost given the additional 20 percent payment on these admissions during the PHE.
The year-over-year decrease in the GAAP ratio from YTD 2022 reflects the following factors:
•increased individual Medicare Advantage premium yield,
•lower COVID-19 inpatient utilization in YTD 2023, and corresponding decrease in average unit cost given the additional 20 percent payment on these admissions during the PHE, and
•higher favorable Prior Period Development in YTD 2023.
These decreases were partially offset by investments in the benefit design of the company's products for 2023, higher Medicare Advantage utilization trends experienced in 2Q23, and higher-than-expected individual Medicare Advantage membership growth, including a greater proportion of age-ins.
Furthermore, the 2Q23 and YTD 2023 ratios continue to reflect a shift in line of business mix within the segment, with growth in individual Medicare Advantage and state-based contracts and other membership, which can carry a higher benefits expense ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) segment benefits expense ratio for the respective periods.
Insurance Segment Operating Costs:
The increase in the segment's 2Q23 and YTD 2023 GAAP operating cost ratios from the respective 2022 periods primarily reflects the following:
•an increase in commissions for brokers related to the significant individual Medicare Advantage membership growth in 2023,
•the favorable impact to revenues in 2022 as a result of sequestration relief, and
•accrual related to certain anticipated litigation expenses in 2Q23.
These factors were partially offset by the following:
•scale efficiencies associated with growth in the company's individual Medicare Advantage membership; and
•the impact of initiatives related to the previously-disclosed value creation plan.

Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) segment operating costs ratio for the respective periods.
Insurance Segment Enrollment:

in thousands				Year-over-Year Change		YTD Change
	June 30, 2023	June 30, 2022	December 31, 2022	Amount	Percent	Amount	Percent
Medical Membership:
Individual Medicare Advantage	5,269.1	4,555.1	4,565.6	714.0	15.7%	703.5	15.4%
Group Medicare Advantage	509.5	562.5	565.1	(53.0)	-9.4%	(55.6)	-9.8%
Total Medicare Advantage	5,778.6	5,117.6	5,130.7	661.0	12.9%	647.9	12.6%
Medicare stand-alone PDP	2,915.3	3,580.7	3,551.3	(665.4)	-18.6%	(636.0)	-17.9%
Total Medicare	8,693.9	8,698.3	8,682.0	(4.4)	-0.1%	11.9	0.1%
State-based contracts and other	1,330.2	1,053.0	1,137.3	277.2	26.3%	192.9	17.0%
Medicare Supplement	294.3	317.4	313.6	(23.1)	-7.3%	(19.3)	-6.2%
Military	5,939.1	6,017.8	5,959.9	(78.7)	-1.3%	(20.8)	-0.3%
Total excluding employer group commercial medical	16,257.5	16,086.5	16,092.8	171.0	1.1%	164.7	1.0%
Fully-insured commercial medical	475.5	595.4	556.3	(119.9)	-20.1%	(80.8)	-14.5%
ASO commercial	395.3	448.1	430.1	(52.8)	-11.8%	(34.8)	-8.1%
Total employer group commercial medical	870.8	1,043.5	986.4	(172.7)	-16.6%	(115.6)	-11.7%
Total Medical Membership	17,128.3	17,130.0	17,079.2	(1.7)	—%	49.1	0.3%

Specialty Membership:
Dental—fully-insured	2,294.2	2,463.2	2,416.3	(169.0)	-6.9%	(122.1)	-5.1%
Dental—ASO	309.1	284.6	288.1	24.5	8.6%	21.0	7.3%
Total Dental	2,603.3	2,747.8	2,704.4	(144.5)	-5.3%	(101.1)	-3.7%
Vision	2,029.4	1,998.0	2,081.7	31.4	1.6%	(52.3)	-2.5%
Other supplemental benefits	408.4	410.6	408.7	(2.2)	-0.5%	(0.3)	-0.1%
Total Specialty Membership (h)	5,041.1	5,156.4	5,194.8	(115.3)	-2.2%	(153.7)	-3.0%
Individual Medicare Advantage membership includes 831,400 Dual Eligible Special Need Plans (D-SNP) members as of June 30, 2023, a net increase of 170,200, or 26 percent, from 661,200 as of June 30, 2022, and up 162,500, or 24 percent, from 668,900 as of December 31, 2022.
State-based contracts and other membership as of June 30, 2023 reflects the impact of membership additions associated with the implementation of the Louisiana (effective January 2023) and Ohio contracts (effective February 2023), partially offset by ending the suspension of state eligibility redetermination efforts previously enacted as part of the PHE.
Humana’s CenterWell Segment
This segment includes pharmacy (excluding the PBM operations), provider, and home solutions. The segment also includes the impact of non-consolidating minority interest investments related to the company's strategic partnerships with Welsh, Carson, Anderson & Stowe (WCAS) to develop and operate senior-focused, payor-agnostic, primary care centers, as well as the Gentiva (formerly Kindred) Hospice operations. Services offered by this segment are designed to enhance the overall healthcare experience. These services may lead to lower utilization associated with improved member health and/or lower drug costs.

CenterWell Segment Results $ in millions	2Q23	2Q22	YTD 2023	YTD 2022
Revenues	$4,530	$4,527	$9,035	$8,892
Operating cost ratio	92.6%	91.1%	92.1%	90.8%
Income from operations	$287	$358	$617	$728
Income from operations - Adjusted (non-GAAP) (f)	$337	$402	$716	$819
Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as reconciliations.
CenterWell Segment Revenues:
CenterWell segment revenues increased in 2Q23 and YTD 2023 compared to the respective periods in 2022; these increases were impacted by the following factors:
◦the company's individual Medicare Advantage membership growth, which led to higher pharmacy revenues,
◦higher revenues associated with growth in the company's provider business, and
◦greater intersegment revenues associated with the Home Solutions business as a result of the expansion of the value-based care home model in 2023 compared to the prior year.
These increases were partially offset by the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice in August 2022.
CenterWell Segment Operating Costs:
The year-over-year increase in the 2Q23 and YTD 2023 operating cost ratios compared to the respective periods in 2022 primarily resulted from the following factors:
◦previously discussed divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice operations, which had a lower operating cost ratio than other businesses within the segment,
◦the expansion of the value-based care model within the Home Solutions business, which carries a higher operating cost ratio compared to the core fee-for-service business, along with growth in Medicare Advantage episodes in the core fee-for-service business, and
◦continued investments within the Home Solutions business to abate the pressures of the current nursing labor environment.
For YTD 2023, these increases were partially offset by an improving ratio in the company's provider business driven by year-over-year medical costs favorability.
See additional operational metrics for the CenterWell segment on pages S-14 through S-16 of the statistical supplement included in this release.

Conference Call
Humana will host a conference call at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.
To participate via phone, please register in advance at this link - https://register.vevent.com/register/BIb4689a1bdb164a4f81d868deb2ddd402.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call. A webcast of the 2Q23 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations, as well as for planning and decision-making purposes. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at a non-GAAP (Adjusted) financial measures.
Refer to the footnotes and the GAAP to Adjusted (non-GAAP) reconciliations that follow, along with those reconciliations included on pages 1, 2, and 4, for impacts to the company's GAAP financials.

(a) 2Q23 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations (including amortization expense of $6 million in the Insurance segment and $10 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Impact of exit of employer group commercial medical products business - GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Accrual related to certain anticipated litigation expenses - GAAP measures affected in this release include consolidated pretax results, EPS, Insurance segment income from operations, and the consolidated and Insurance segment operating cost ratios.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

Revenues

Revenues - CONSOLIDATED (in millions)	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	$26,747	$23,662	$53,489	$47,632
Change in fair market value of publicly-traded equity securities	—	62	(1)	170
Impact of exit of employer group commercial medical products business	(1,014)	(1,184)	(2,103)	(2,400)
Adjusted (non-GAAP)	$25,733	$22,540	$51,385	$45,402

Revenues - INSURANCE SEGMENT (in millions)	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	$25,875	$22,532	$51,778	$45,499
Impact of exit of employer group commercial medical products business	(1,014)	(1,184)	(2,103)	(2,400)
Adjusted (non-GAAP)	$24,861	$21,348	$49,675	$43,099

Benefit Expense Ratio

Benefit expense ratio - CONSOLIDATED	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	86.3%	85.8%	85.9%	86.1%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.1)%	0.1%	0.1%
Adjusted (non-GAAP)	86.1%	85.7%	86.0%	86.2%

Benefit expense ratio - INSURANCE SEGMENT	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	86.8%	86.1%	86.4%	86.5%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.1)%	0.1%	0.1%
Adjusted (non-GAAP)	86.6%	86.0%	86.5%	86.6%

Operating Cost Ratio

Operating cost ratio - CONSOLIDATED	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	11.8%	13.4%	11.5%	12.7%
Transaction and integration costs	—%	(0.1)%	—%	(0.1)%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.3)%	(0.3)%	(0.3)%
Accrual related to certain anticipated litigation expenses	(0.4)%	—%	(0.2)%	—%
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—%	(0.8)%	—%	(0.4)%
Adjusted (non-GAAP)	11.2%	12.2%	11.0%	11.9%

Operating cost ratio - INSURANCE SEGMENT	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	9.9%	9.4%	9.6%	9.2%
Impact of exit of employer group commercial medical products business	(0.3)%	(0.6)%	(0.3)%	(0.5)%
Accrual related to certain anticipated litigation expenses	(0.4)%	—%	(0.2)%	—%
Adjusted (non-GAAP)	9.2%	8.8%	9.1%	8.7%

Insurance Segment Income from Operations

Income from operations - INSURANCE SEGMENT	2Q23 (a)	2Q22 (b)	YTD 2023 (c)	YTD 2022 (d)
GAAP	$1,031	$1,107	$2,358	$2,103
Amortization associated with identifiable intangibles	6	5	11	10
Impact of exit of employer group commercial medical products business	45	15	(37)	(22)
Accrual related to certain anticipated litigation expenses	90	—	90	—
Adjusted (non-GAAP)	$1,172	$1,127	$2,422	$2,091

(b) 2Q22 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations (including amortization expense of $5 million in the Insurance segment and $13 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues.
•Impact of exit of employer group commercial medical products business - GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Charges primarily related to asset and software impairment and abandonment, as a result of initiatives undertaken associated with the company's previously disclosed $1 billion value creation - GAAP measures affected in this release include consolidated pretax, EPS, and the consolidated operating cost ratio.
•Impact related to the recognition of a deferred tax liability in connection with the held-for-sale classification of Kindred at Home's (KAH) Hospice and Personal Care divisions resulting from the company's then pending sale of the business - EPS is the only GAAP measure affected in this release.
•Cumulative net tax benefit of adjustments (excluding the impact of the tax impact related to KAH note in above bullet point) - EPS is the only GAAP measure affected.

(c) YTD 2023 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations (including amortization expense of $11 million in the Insurance segment and $23 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues.
•Impact of exit of employer group commercial medical products business - GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Accrual related to certain anticipated litigation expenses - GAAP measures affected in this release include consolidated pretax results, EPS, Insurance segment income from operations, and the consolidated and Insurance segment operating cost ratios.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

(d) YTD 2022 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations (including amortization expense of $10 million in the Insurance segment and $26 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues.
•Charges primarily related to asset and software impairment and abandonment, as a result of initiatives undertaken associated with the company's previously disclosed $1 billion value creation - GAAP measures affected in this release include consolidated pretax, EPS, and the consolidated operating cost ratio.
•Impact related to the recognition of a deferred tax liability in connection with the held-for-sale classification of Kindred at Home's Hospice and Personal Care divisions resulting from the company's then pending sale of the business - EPS is the only GAAP measure affected in this release.
•Cumulative net tax benefit of adjustments (excluding the impact of the tax impact related to KAH note in above bullet point) - EPS is the only GAAP measure affected.
(e) Generally, when the first day of a month falls on a weekend of holiday, with the exception of January 1 (New Year's Day), the company receives its monthly Medicare premium payment from CMS on the last business day of the previous month. On a GAAP basis, this can result in certain quarterly cash flows from operations including more or less than three monthly payments.
Consequently, when this occurs, the company reports Adjusted cash flows from operations to reflect three payments in each quarter to match the related expenses.

Net cash from operating activities (in millions)	YTD 2023	YTD 2022
GAAP	$9,863	$1,261
Timing of premium payment from CMS	(7,002)	—
Adjusted (non-GAAP)	$2,861	$1,261

f) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations. Prior year presentation has been recast to conform to current year presentation.

Income from operations - CENTERWELL SEGMENT (in millions)	2Q23	2Q22	YTD 2023	YTD 2022
GAAP	$287	$358	$617	$728
Depreciation and amortization expense	50	44	99	91
Adjusted (non-GAAP)	$337	$402	$716	$819

(g) FY 2023 projected Adjusted results exclude the following:
•FY 2023 GAAP EPS excludes the YTD 2023 impact of fair value changes of the put/call options associated with Humana's non-consolidating minority interest investments as future value changes can not be estimated.
•The fair value of publicly-traded securities, their impact on GAAP EPS, and the related non-GAAP adjustment will fluctuate depending on the public trading value of the stock. The guidance set forth herein assumes no further change in the fair value of those investments, other than the YTD 2023 adjustment.
•Transaction and integration costs reflect the impact of YTD 2023 activity.

(h) The company provides a full range of insured specialty products including dental, vision, and life insurance benefits marketed to individuals and groups. Members included in these products may not be unique to each product since members have the ability to enroll in a medical product and one or more specialty products.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence due to its failure to include a "Fee for Service Adjuster (FFS Adjuster)" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
•The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks Humana faces, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2022;
•Form 10-Q for the quarter ended March 31, 2023; and
•Form 8-Ks filed during 2023.

About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.

Humana Inc. Full Year 2023 Projections - AS OF AUGUST 2, 2023 in accordance with GAAP unless otherwise noted
	Current Guidance	Previous Guidance	Comments
Diluted earnings per common share
	GAAP: at least $26.91	GAAP: at least $27.88
	Non-GAAP: no change	Non-GAAP: at least $28.25

Total Revenues
Consolidated	GAAP: no change Non-GAAP: no change	GAAP: $104.4 billion to $106.4 billion Non-GAAP: $100.7 billion to $102.7 billion	Consolidated and segment level revenue projections include expected investment income.
Segment level revenues include amounts that eliminate in consolidation. The non-GAAP Consolidated and Insurance segment ranges exclude the impact of $3.7 billion related to the employer group commercial medical business.
Insurance segment	GAAP: no change Non-GAAP: no change	GAAP: $101.2 billion to $102.7 billion Non-GAAP: $97.5 billion to $99.0 billion
CenterWell segment	no change	GAAP: $18.0 billion to $18.5 billion

Change in year-end medical membership from prior year-end
Individual Medicare Advantage	Growth of approx. 825,000	Growth of at least 775,000
Group Medicare Advantage	no change	Decline of approx. 60,000
Medicare stand-alone PDP	Decline of approx. 700,000	Decline of approx. 800,000
State-based contracts	no change	Growth in range of 25,000 to 100,000	State-based contracts guidance includes membership in Florida, Illinois, Kentucky, Louisiana, Ohio, South Carolina, and Wisconsin.

Benefit Ratio Insurance segment	no change	GAAP: 86.3% to 87.3%	Ratio calculation: benefits expense as a percent of premiums revenues. Humana does not anticipate an impact on the FY 2023 ratio as a result of the announcement to exit the employer group commercial medical business.

Operating Cost Ratio Consolidated	GAAP: no change Non-GAAP: no change	GAAP: 11.6% to 12.6% Non-GAAP: 11.3% to 12.3%	Ratio calculation: operating costs excluding depreciation and amortization as a percent of revenues excluding investment income. The non-GAAP range reflects the announced exit of the employer group commercial medical business.

Segment Results
Insurance segment income from operations	no change	GAAP: $3.24 billion to $3.54 billion	No material impact to segment earnings anticipated from non-GAAP adjustments. CenterWell non-GAAP Income from Operations excludes impact of depreciation and amortization.
CenterWell segment Income from operations	no change	GAAP: $1.10 billion to $1.25 billion Non-GAAP: $1.30 billion to $1.45 billion

Effective Tax Rate	no change	GAAP: 22.9% to 23.5%
Weighted Avg. Share Count for Diluted EPS	Approximately 125.0 million	125.4 million to 126.4 million
Cash flows from operations	no change	GAAP: ~$4.5 billion
Capital expenditures	no change	GAAP: $1.2 billion

Humana Inc.
Statistical Schedules
and
Supplementary Information
2Q23 Earnings Release

Humana Inc. Statistical Schedules and Supplementary Information 2Q23 Earnings Release

(S-3) - (S-4)	Consolidated Statements of Income
(S-5)	Consolidated Balance Sheets
(S-6)	Consolidated Statements of Cash Flows - YTD
(S-7) - (S-8)	Consolidating Statements of Income - Quarter
(S-9) - (S-10)	Consolidating Statements of Income - YTD
(S-11)	Membership Detail
(S-12) - (S-13)	Premiums and Services Revenue Detail
(S-14) - (S-16)	CenterWell Segment - Pharmacy Solutions, Provider Services, & Home Solutions
(S-17)	Footnotes

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the three months ended June 30,
			Dollar	Percentage
	2023	2022	Change	Change
Revenues:
Premiums	$25,495	$22,266	$3,229	14.5%
Services	978	1,349	(371)	-27.5%
Investment income	274	47	227	483.0%
Total revenues	26,747	23,662	3,085	13.0%
Operating expenses:
Benefits	22,009	19,099	2,910	15.2%
Operating costs	3,111	3,173	(62)	-2.0%
Depreciation and amortization	191	175	16	9.1%
Total operating expenses	25,311	22,447	2,864	12.8%
Income from operations	1,436	1,215	221	18.2%
Interest expense	120	101	19	18.8%
Other expense (income), net	54	(8)	62	775.0%
Earnings before income taxes and equity in net earnings	1,262	1,122	140	12.5%
Provision from income taxes	296	427	(131)	-30.7%
Equity in net (losses) earnings (A)	(10)	2	12	600.0%
Net income	956	697	259	37.2%
Net loss (income) attributable to noncontrolling interests	3	(1)	4	400.0%
Net income attributable to Humana	$959	$696	$263	37.8%
Basic earnings per common share	$7.70	$5.50	$2.20	40.0%
Diluted earnings per common share	$7.66	$5.48	$2.18	39.8%
Shares used in computing basic earnings per common share (000’s)	124,574	126,523
Shares used in computing diluted earnings per common share (000’s)	125,109	127,084

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the six months ended June 30,
			Dollar	Percentage
	2023	2022	Change	Change
Revenues:
Premiums	$51,045	$44,969	$6,076	13.5%
Services	1,977	2,613	(636)	-24.3%
Investment income	467	50	417	834.0%
Total revenues	53,489	47,632	5,857	12.3%
Operating expenses:
Benefits	43,867	38,724	5,143	13.3%
Operating costs	6,090	6,059	31	0.5%
Depreciation and amortization	377	345	32	9.3%
Total operating expenses	50,334	45,128	5,206	11.5%
Income from operations	3,155	2,504	651	26.0%
Interest expense	233	191	42	22.0%
Other expense (income), net	46	(29)	75	258.6%
Income before income taxes and equity in net earnings	2,876	2,342	534	22.8%
Provision for income taxes	655	713	(58)	-8.1%
Equity in net losses (A)	(27)	(2)	25	1250.0%
Net income	2,194	1,627	567	34.8%
Net loss (income) attributable to noncontrolling interests	4	(1)	5	500.0%
Net income attributable to Humana	$2,198	$1,626	$572	35.2%
Basic earnings per common share	$17.62	$12.83	$4.79	37.3%
Diluted earnings per common share	$17.54	$12.77	$4.77	37.4%
Shares used in computing basic earnings per common share (000’s)	124,790	126,730
Shares used in computing diluted earnings per common share (000’s)	125,336	127,279

Humana Inc.
Consolidated Balance Sheets (Unaudited)
Dollars in millions, except share amounts

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$16,214	$5,061
Investment securities	15,251	13,881
Receivables, net	1,429	1,674
Other current assets	5,865	5,567
Total current assets	38,759	26,183
Property and equipment, net	3,309	3,221
Long-term investment securities	389	380
Equity method investments	733	749
Goodwill	9,539	9,142
Other long-term assets	3,726	3,380
Total assets	$56,455	$43,055
Liabilities and Stockholders’ Equity
Current liabilities:
Benefits payable	$10,304	$9,264
Trade accounts payable and accrued expenses	8,118	5,238
Book overdraft	457	298
Unearned revenues	7,378	286
Short-term debt	2,022	2,092
Total current liabilities	28,279	17,178
Long-term debt	9,722	9,034
Other long-term liabilities	1,563	1,473
Total liabilities	39,564	27,685
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	—	—
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 198,690,082 issued at June 30, 2023	33	33
Capital in excess of par value	3,313	3,246
Retained earnings	27,468	25,492
Accumulated other comprehensive loss	(1,226)	(1,304)
Treasury stock, at cost, 74,783,332 shares at June 30, 2023	(12,754)	(12,156)
Total stockholders’ equity	16,834	15,311
Noncontrolling interests	57	59
Total equity	16,891	15,370
Total liabilities and equity	$56,455	$43,055
Debt-to-total capitalization ratio	41.0%	42.0%

Humana Inc.
Consolidated Statements of Cash Flows (Unaudited) Dollars in millions

	For the six months ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$2,194	$1,627
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on investment securities, net	45	137
Equity in net losses	27	2
Impairment of property and equipment	—	140
Depreciation	410	369
Amortization	34	45
Stock-based compensation	89	93
Deferred income taxes	—	167
Changes in operating assets and liabilities, net of effect of businesses acquired and dispositions:
Receivables	269	(1,733)
Other assets	(1,141)	(655)
Benefits payable	978	1,361
Other liabilities	(170)	(333)
Unearned revenues	7,092	10
Other, net	36	31
Net cash provided by operating activities	9,863	1,261
Cash flows from investing activities
Acquisitions, net of cash and cash equivalents acquired	(189)	(167)
Purchases of property and equipment, net	(487)	(574)
Purchases of investment securities	(2,737)	(3,239)
Maturities of investment securities	577	947
Proceeds from sales of investment securities	811	1,363
Net cash used in investing activities	(2,025)	(1,670)
Cash flows from financing activities
Receipts from contract deposits, net	3,510	3,076
Proceeds from issuance of senior notes	1,215	744
Repayment of senior notes	(349)	—
Proceeds (repayment) from the issuance of commercial paper, net	238	(418)
Repayment of term loan	(500)	—
Debt issue costs	(4)	(2)
Change in book overdraft	159	65
Common stock repurchases	(623)	(1,028)
Dividends paid	(211)	(191)
Other	(120)	(11)
Net cash provided by financing activities	3,315	2,235
Increase in cash and cash equivalents	11,153	1,826
Cash and cash equivalents at beginning of period	5,061	3,394
Cash and cash equivalents at end of period	$16,214	$5,220

Humana Inc.
Consolidating Statements of Income—For the three months ended June 30, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$19,749	$—	$—	$19,749
Group Medicare Advantage	1,732	—	—	1,732
Medicare stand-alone PDP	568	—	—	568
Total Medicare	22,049	—	—	22,049
Medicaid and other	2,062	—	—	2,062
Commercial fully-insured	950	—	—	950
Specialty benefits	252	—	—	252
Medicare Supplement	182	—	—	182
Total premiums	25,495	—	—	25,495
Services revenue:
Home solutions	—	341	—	341
Pharmacy solutions	—	216	—	216
Provider services	—	190	—	190
Military and other	167	—	—	167
Commercial ASO	64	—	—	64
Total services revenue	231	747	—	978
Total revenues—external customers	25,726	747	—	26,473
Intersegment revenues	15	3,783	(3,798)	—
Investment income	134	—	140	274
Total revenues	25,875	4,530	(3,658)	26,747
Operating expenses:
Benefits	22,127	—	(118)	22,009
Operating costs	2,545	4,193	(3,627)	3,111
Depreciation and amortization	172	50	(31)	191
Total operating expenses	24,844	4,243	(3,776)	25,311
Income from operations	$1,031	$287	$118	$1,436
Benefit ratio	86.8%			86.3%
Operating cost ratio	9.9%	92.6%		11.8%

Humana Inc.
Consolidating Statements of Income—For the three months ended June 30, 2022 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$16,692	$—	$—	$16,692
Group Medicare Advantage	1,857	—	—	1,857
Medicare stand-alone PDP	606	—	—	606
Total Medicare	19,155	—	—	19,155
Medicaid and other	1,556	—	—	1,556
Commercial fully-insured	1,109	—	—	1,109
Specialty benefits	261	—	—	261
Medicare Supplement	185	—	—	185
Total premiums	22,266	—	—	22,266
Services revenue:
Home solutions	—	752	—	752
Pharmacy solutions	—	254	—	254
Provider services	—	137	—	137
Military and other	131	—	—	131
Commercial ASO	75	—	—	75
Total services revenue	206	1,143	—	1,349
Total revenues—external customers	22,472	1,143	—	23,615
Intersegment revenues	14	3,383	(3,397)	—
Investment income	46	1	—	47
Total revenues	22,532	4,527	(3,397)	23,662
Operating expenses:
Benefits	19,164	—	(65)	19,099
Operating costs	2,105	4,125	(3,057)	3,173
Depreciation and amortization	156	44	(25)	175
Total operating expenses	21,425	4,169	(3,147)	22,447
Income (loss) from operations	$1,107	$358	$(250)	$1,215
Benefit ratio	86.1%			85.8%
Operating cost ratio	9.4%	91.1%		13.4%

Humana Inc.
Consolidating Statements of Income—For the period ended June 30, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$39,558	$—	$—	$39,558
Group Medicare Advantage	3,497	—	—	3,497
Medicare stand-alone PDP	1,184	—	—	1,184
Total Medicare	44,239	—	—	44,239
Medicaid and other	3,971	—	—	3,971
Commercial fully-insured	1,968	—	—	1,968
Specialty benefits	506	—	—	506
Medicare supplement	361	—	—	361
Total premiums	51,045	—	—	51,045
Services revenue:
Home solutions	—	655	—	655
Pharmacy solutions	—	458	—	458
Provider services	—	391	—	391
Military and other	338	—	—	338
Commercial ASO	135	—	—	135
Total services revenue	473	1,504	—	1,977
Total revenues—external customers	51,518	1,504	—	53,022
Intersegment revenues	29	7,531	(7,560)	—
Investment income	231	—	236	467
Total revenues	51,778	9,035	(7,324)	53,489
Operating expenses:
Benefits	44,120	—	(253)	43,867
Operating costs	4,963	8,319	(7,192)	6,090
Depreciation and amortization	337	99	(59)	377
Total operating expenses	49,420	8,418	(7,504)	50,334
Income from operations	$2,358	$617	$180	$3,155
Benefit ratio	86.4%			85.9%
Operating cost ratio	9.6%	92.1%		11.5%

Humana Inc.
Consolidating Statements of Income—For the period ended June 30, 2022 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$33,744	$—	$—	$33,744
Group Medicare Advantage	3,732	—	—	3,732
Medicare stand-alone PDP	1,245	—	—	1,245
Total Medicare	38,721	—	—	38,721
Medicaid and other	3,110	—	—	3,110
Commercial fully-insured	2,249	—	—	2,249
Specialty benefits	522	—	—	522
Medicare supplement	367	—	—	367
Total premiums	44,969	—	—	44,969
Services revenue:
Home solutions	—	1,478	—	1,478
Pharmacy solutions	—	475	—	475
Provider services	—	250	—	250
Military and other	258	—	—	258
Commercial ASO	152	—	—	152
Total services revenue	410	2,203	—	2,613
Total revenues—external customers	45,379	2,203	—	47,582
Intersegment revenues	28	6,686	(6,714)	—
Investment income	92	3	(45)	50
Total revenues	45,499	8,892	(6,759)	47,632
Operating expenses:
Benefits	38,898	—	(174)	38,724
Operating costs	4,192	8,073	(6,206)	6,059
Depreciation and amortization	306	91	(52)	345
Total operating expenses	43,396	8,164	(6,432)	45,128
Income (loss) from operations	$2,103	$728	$(327)	$2,504
Benefit ratio	86.5%			86.1%
Operating cost ratio	9.2%	90.8%		12.7%

Humana Inc.
Membership Detail (Unaudited)
In thousands

				Year-over-Year Change			YTD Change
	June 30, 2023	Average 2Q23	June 30, 2022	Amount	Percent	December 31, 2022	Amount	Percent
Medical Membership:
Individual Medicare Advantage	5,269.1	5,233.9	4,555.1	714.0	15.7%	4,565.6	703.5	15.4%
Group Medicare Advantage	509.5	509.7	562.5	(53.0)	-9.4%	565.1	(55.6)	-9.8%
Total Medicare Advantage	5,778.6	5,743.6	5,117.6	661.0	12.9%	5,130.7	647.9	12.6%
Medicare stand-alone PDP	2,915.3	2,925.8	3,580.7	(665.4)	-18.6%	3,551.3	(636.0)	-17.9%
Total Medicare	8,693.9	8,669.4	8,698.3	(4.4)	-0.1%	8,682.0	11.9	0.1%
State-based contracts and other	1,330.2	1,350.0	1,053.0	277.2	26.3%	1,137.3	192.9	17.0%
Medicare supplement	294.3	294.0	317.4	(23.1)	-7.3%	313.6	(19.3)	-6.2%
Military	5,939.1	5,945.3	6,017.8	(78.7)	-1.3%	5,959.9	(20.8)	-0.3%
Total excluding employer group commercial medical	16,257.5	16,258.7	16,086.5	171.0	1.1%	16,092.8	164.7	1.0%
Fully-insured commercial medical	475.5	497.6	595.4	(119.9)	-20.1%	556.3	(80.8)	-14.5%
ASO commercial	395.3	401.4	448.1	(52.8)	-11.8%	430.1	(34.8)	-8.1%
Total employer group commercial medical	870.8	899.0	1,043.5	(172.7)	-16.6%	986.4	(115.6)	-11.7%
Total Medical Membership	17,128.3	17,157.7	17,130.0	(1.7)	—%	17,079.2	49.1	0.3%

Specialty Membership:
Dental—fully-insured (B)	2,294.2	2,306.9	2,463.2	(169.0)	-6.9%	2,416.3	(122.1)	-5.1%
Dental—ASO	309.1	309.5	284.6	24.5	8.6%	288.1	21.0	7.3%
Total Dental	2,603.3	2,616.4	2,747.8	(144.5)	-5.3%	2,704.4	(101.1)	-3.7%
Vision	2,029.4	2,043.2	1,998.0	31.4	1.6%	2,081.7	(52.3)	-2.5%
Other supplemental benefits	408.4	411.6	410.6	(2.2)	-0.5%	408.7	(0.3)	-0.1%
Total Specialty Membership	5,041.1	5,071.2	5,156.4	(115.3)	-2.2%	5,194.8	(153.7)	-3.0%

	June 30, 2023	Member Mix June 30, 2023	June 30, 2022	Member Mix June 30, 2022
Individual Medicare Advantage Membership
HMO	2,814.9	53%	2,624.8	58%
PPO/PFFS	2,454.2	47%	1,930.3	42%
Total Individual Medicare Advantage	5,269.1	100%	4,555.1	100%
Individual Medicare Advantage Membership
Shared Risk (C)	1,813.7	35%	1,545.3	34%
Path to Risk (D)	1,804.8	34%	1,550.0	34%
Total Value-based	3,618.5	69%	3,095.3	68%
Other	1,650.6	31%	1,455.8	32%
Total Individual Medicare Advantage	5,269.1	100%	4,551.1	100%

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month

	For the three months ended June 30,				Per Member per Month (I) For the three months ended June 30,
			Dollar	Percentage
	2023	2022	Change	Change	2023	2022

Insurance
Individual Medicare Advantage	$19,749	$16,692	$3,057	18.3%	$1,258	$1,224
Group Medicare Advantage	1,732	1,857	(125)	-6.7%	1,133	1,101
Medicare stand-alone PDP	568	606	(38)	-6.3%	65	56
State-based contracts and other (E)	2,062	1,556	506	32.5%	458	451
Fully-insured commercial medical (F)	950	1,109	(159)	-14.3%	545	518
Specialty benefits (G)	252	261	(9)	-3.4%	18	18
Medicare Supplement	182	185	(3)	-1.6%	206	194
Military and other (H)	182	145	37	25.5%
Commercial ASO	64	75	(11)	-14.7%
Total	25,741	22,486	3,255	14.5%

CenterWell
Pharmacy solutions	2,855	2,743	112	4.1%
Provider services	1,013	914	99	10.8%
Home solutions	662	869	(207)	-23.8%
Total	4,530	4,526	4	0.1%

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month

	For the six months ended June 30,				Per Member per Month (I) For the six months ended June 30,
			Dollar	Percentage
	2023	2022	Change	Change	2023	2022

Insurance
Individual Medicare Advantage	$39,558	$33,744	$5,814	17.2%	$1,275	$1,238
Group Medicare Advantage	3,497	3,732	(235)	-6.3%	1,139	1,106
Medicare stand-alone PDP	1,184	1,245	(61)	-4.9%	67	58
State-based contracts and other (E)	3,971	3,110	861	27.7%	442	454
Fully-insured commercial medical (F)	1,968	2,249	(281)	-12.5%	547	516
Specialty benefits (G)	506	522	(16)	-3.1%	18	18
Medicare Supplement	361	367	(6)	-1.6%	204	192
Military and other (H)	367	286	81	28.3%
Commercial ASO	135	152	(17)	-11.2%
Total	51,547	45,407	6,140	13.5%

CenterWell
Pharmacy solutions	5,712	5,410	302	5.6%
Provider services	2,033	1,775	258	14.5%
Home solutions	1,290	1,704	(414)	-24.3%
Total	9,035	8,889	146	1.6%

Humana Inc.
CenterWell Segment - Pharmacy Solutions (Unaudited)

	For the three months ended June 30, 2023	For the three months ended June 30, 2022	Year-over-Year Difference	For the three months ended March 31, 2023	Sequential Difference

Generic Dispense Rate
Total Medicare	91.8%	91.7%	0.1%	91.4%	0.4%

Mail-Order Penetration
Total Medicare	29.9%	30.7%	-0.8%	30.3%	-0.4%

	For the six months ended June 30, 2023	For the six months ended June 30, 2022	Year-over-Year Difference

Generic Dispense Rate
Total Medicare	91.4%	91.7%	-0.3%

Mail-Order Penetration
Total Medicare	30.1%	30.5%	-0.4%

Humana Inc.
CenterWell Segment - Provider Services (J) (Unaudited)

	As of June 30, 2023			As of June 30, 2022			Year-over-Year Growth
		Primary			Primary			Primary
	Center	Care	Patients	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served (K)	Count	Providers	Served
De novo	67	200	29,300	40	76	15,500	67.5%	163.2%	89.0%
Wholly-owned	191	595	183,900	182	543	163,500	4.9%	9.6%	12.5%
Independent Physician Associations			59,000			61,100			(3.4)%
	258	795	272,200	222	619	240,100	16.2%	28.4%	13.4%

	As of December 31, 2022			YTD Growth
		Primary			Primary
	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served
De novo	50	104	19,300	34.0%	92.3%	51.8%
Wholly-owned	185	567	171,900	3.2%	4.9%	7.0%
Independent Physician Associations			56,700			4.1%
	235	671	247,900	9.8%	18.5%	9.8%

Humana Inc.
CenterWell Segment - Home Solutions (Unaudited)

	For the quarter ended June 30, 2023	For the quarter ended June 30, 2022	Year-over-Year Growth

Episodic Admissions (L)	75,545	68,556	10.2%
Total Admissions - Same Store (M)	92,013	88,134	4.4%

	For the six months ended June 30, 2023	For the six months ended June 30, 2022	Year-over-Year Growth

Episodic Admissions (L)	149,482	138,922	7.6%
Total Admissions - Same Store (M)	188,371	178,100	5.8%

	June 30, 2023	June 30, 2022	Year-over-Year Growth
Members covered by a value-based home care model (N)	828,100	330,900	150.3%

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
2Q23 Earnings Release

A.Net earnings (losses) associated with the company's non-consolidated minority interest investments.
B.Fully-insured dental membership as reported does not include Humana members that have a Medicare Advantage plan that includes an embedded dental benefit.
C.In certain circumstances, the company contracts with providers to accept financial risk for a defined set of Medicare Advantage membership. In transferring this risk, the company prepays these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their Medicare Advantage members assigned or attributed to their provider panel, including some health benefit administrative functions and claims processing. For these capitated Shared Risk arrangements, the company generally agrees to payment rates that target a benefit expense ratio. The result is a high level of engagement on the part of the provider.
D.A Path to Risk provider is one who has a high level of engagement and participates in one of Humana’s pay-for-performance programs (Model Practice or Medical Home) or has a risk contract in place with a trigger (future date or membership threshold) which has not yet been met. In addition to earning incentives, these providers may also have a shared savings component by which they can share in achieved surpluses when the actual cost of the medical services provided to patients assigned or attributed to their panel is less than the agreed upon medical expense target.
E.PMPM shown reflects only Medicaid premiums and average Medicaid membership for the period. Excludes impact of dual-eligible demonstration premiums and members.
F.Fully-insured commercial medical premiums also include stop-loss premiums associated with the commercial ASO product; for purposes of the per member per month metric, the commercial ASO stop-loss premiums have been excluded.
G.Specialty per member per month is computed based on reported specialty premiums and average fully-insured specialty membership for the period.
H.The amounts primarily reflect services revenues under the TRICARE East Region contract that generally are contracted on a per-member basis.
I.Computed based on average membership for the period (i.e. monthly ending membership during the period divided by the number of months in the period).
J.De novo refers to all new centers opened since 2020 under a WCAS joint venture. Wholly-owned refers to all centers outside a WCAS joint venture.
K.Represents Medicare Advantage (MA) risk, MA path to risk, MA value-based, Direct Contracting Entity, and Accountable Care Organization patients.
L.Reflects patient admissions under the Patient Driven Groupings Model (PDGM) payment model.
M.Reflects all patient admissions regardless of reimbursement model. Same store is defined as care centers that have been owned and operated at least the last twelve months and startups that are an expansion of a same store care center.
N.Members covered under the full value-based home model, which coordinates care and optimizes spend across home health, DME, and infusion provider categories.